Exhibit 99.1

        Electroglas Reports First-Quarter Fiscal 2005 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--April 21, 2005--Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and test handling solutions for the semiconductor industry, today reported its operating results for the first fiscal quarter ended March 31, 2005.
    Revenue for the first quarter was $7.7 million, a 31% decrease from $11.2 million reported for the fourth fiscal quarter of 2004, and a 52% decrease from $16.0 million reported for the first fiscal quarter of 2004. Net loss on a GAAP (U.S. Generally Accepted Accounting Principles) basis was $7.5 million, or $0.34 per share, compared with a net loss of $6.7 million, or $0.31 per share, for the fourth quarter of 2004, and a net loss of $2.5 million, or $0.12 per share, for the first quarter of 2004. At March 31, 2005, the company had cash and investments of $54.3 million, or approximately $2.50 per share.
    "We are disappointed with our results for the first quarter, which were negatively impacted by softness in the semiconductor equipment sector," said Keith Barnes, Electroglas Chairman and CEO. "Many backend companies experienced continued and substantial order and revenue declines in Q1. Electroglas was no exception. We believe business conditions for Electroglas should improve over the next several quarters."
    Barnes added, "While the first quarter was difficult, we continued to make significant progress in expanding and improving our product portfolio. Most importantly, we recently introduced our new 4090u+ 200 mm product and our new flagship EG6000, 300mm prober, and we have gotten very good customer feedback. Further, we start 2005 with a strong cash balance from the sale of our San Jose Campus, and we have substantially reduced our operating expenses as a result of the campus sale and continued vigilance on expense control. We believe that these actions will strengthen our ability to competitively participate in a sector upturn."

    Second Fiscal Quarter 2005 Business Outlook

    Electroglas currently expects revenue for the second fiscal quarter of 2005 to be in the range of approximately $7.0 to $9.0 million and anticipates that quarterly revenues will improve through the year as the company's new products are adopted by new and existing customers.

    Investor Conference Call Details

    Electroglas' management plans to hold a teleconference on its first fiscal quarter results, along with its outlook for the second fiscal quarter 2005, today beginning at 11:00 a.m. PT, 2:00 p.m. ET. Interested parties who wish to audit the teleconference may call (719) 457-2628, access code 4375012, and are asked to do so approximately 10 minutes before the teleconference is scheduled to begin. No reservations are required. The teleconference will be available via webcast from the company's Web site at www.electroglas.com. In addition, a telephonic replay will be available through April 28, 2005 at (719) 457-0820, access code 4375012.

    About Electroglas

    Electroglas is a supplier of innovative probers, prober-based test handlers, test floor management software and services that improve the overall effectiveness of semiconductor manufacturers' wafer and device testing. Headquartered in San Jose, California, the company has been a leading equipment supplier to the semiconductor industry for over four decades, and has shipped more than 15,000 systems worldwide. Electroglas' stock trades on the NASDAQ National Market under the symbol "EGLS." More information about the company and its products is available at www.electroglas.com.

    Safe Harbor Statement

    This news release contains forward-looking statements including statements relating to our hope that orders that have been pushed out or delayed will be realized in 2005, our belief that business conditions for Electroglas should improve over the next several quarters, our expectations that revenue for the second fiscal quarter of 2005 will be in the $7.0 to $9.0 million range and that quarterly results should improve through the year as new products are adopted by our new and existing customers and our general business outlook.
These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of our products, and a failure of our new products to achieve broad market acceptance as a result of competing technologies. We assume no obligation to update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, see the risk disclosures in our SEC filings, including our most recent Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Reports on Form 10-Q filed from time to time with the SEC.


                           ELECTROGLAS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)

                                         Three months ended March 31,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------
Net sales                              $        7,738  $       16,048
Cost of sales                                   7,006           9,413
                                       --------------- ---------------
Gross profit                                      732           6,635
Operating expenses:
  Engineering, research and development         3,391           4,011
  Sales, general and administrative             4,267           4,459
                                       --------------- ---------------
          Total operating expenses              7,658           8,470
                                       --------------- ---------------
Operating loss                                 (6,926)         (1,835)
Interest income (expense), net                   (320)           (508)
Other income (expense), net                      (218)           (116)
                                       --------------- ---------------
Loss before income taxes                       (7,464)         (2,459)
Provision for income taxes                         (4)            (44)
                                       --------------- ---------------
Net loss                               $       (7,468) $       (2,503)
                                       =============== ===============

Basic and diluted net loss per share   $        (0.34) $        (0.12)
                                       =============== ===============
Shares used in basic and diluted
 calculations                                  21,754          21,466
                                       =============== ===============


             Reconciliation of GAAP to Non-GAAP Financial
                    Measures Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain charges, or one-time gains or benefits. Electroglas reports non-GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in Electroglas' business, and management uses non-GAAP measures to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) loss to non-GAAP net loss:

                                --------------------------------------
                                          Three months ended
                                --------------------------------------
                                 March 31,   December 31,   March 31,
                                    2005         2004         2004
                                ------------ ------------ ------------
GAAP loss before income taxes   $    (7,464) $    (6,700) $    (2,459)
Non-GAAP adjustments:
  Restructuring and impairment
   charges                                -        5,183            -
  Warranty charges                        -            -         (887)
  Gain on sale of long-term
   investment                             -       (3,545)           -
                                ------------ ------------ ------------
Non-GAAP loss before income
 taxes                               (7,464)      (5,062)      (3,346)
Income tax provision (benefit)            4          (31)          44
                                ------------ ------------ ------------
Non-GAAP net loss               $    (7,468) $    (5,031) $    (3,390)
                                ============ ============ ============

Non-GAAP net loss per share     $     (0.34) $     (0.23) $     (0.16)
                                ============ ============ ============

The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) gross profit to non-GAAP gross profit:

                                --------------------------------------
                                          Three months ended
                                --------------------------------------
                                 March 31,   December 31,   March 31,
                                    2005         2004         2004
                                ------------ ------------ ------------
GAAP gross profit               $       732  $     2,766  $     6,635
Non-GAAP adjustments:
     Warranty charges                     -            -         (887)
                                ------------ ------------ ------------
Non-GAAP gross profit           $       732  $     2,766  $     5,748
                                ============ ============ ============

Net sales                       $     7,738  $    11,187  $    16,048
                                ============ ============ ============
Non-GAAP gross profit %                   9%          25%          36%
                                ============ ============ ============


                           ELECTROGLAS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, unaudited)

                                    March 31, 2005   December 31, 2004
                                   ----------------- -----------------

ASSETS
Current assets:
   Cash and short-term investments $         52,917  $         31,696
   Accounts receivable, net                   6,456             9,402
   Inventories                               15,500            15,161
   Assets held for sale                           -            28,305
   Prepaid expenses and other
    current assets                            2,618             2,099
                                   ----------------- -----------------
         Total current assets                77,491            86,663
Long-term investments                         1,389                 -
Property, plant and equipment, net            4,817             4,240
Other assets                                  5,047             5,276
                                   ----------------- -----------------
         Total assets              $         88,744  $         96,179
                                   ================= =================

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
   Accounts payable                $          6,928  $          6,172
   Accrued liabilities                       10,815            10,686
                                   ----------------- -----------------
         Total current liabilities           17,743            16,858
Convertible subordinated notes               33,287            34,123
Non-current liabilities                         420               536
Stockholders' equity                         37,294            44,662
                                   ----------------- -----------------
Total liabilities and stockholders'
 equity                            $         88,744  $         96,179
                                   ================= =================

    CONTACT: Electroglas, Inc.
             Investor and Shareholder Contact:
             Candi Lattyak, 408-528-3801
             clattyak@electroglas.com
             Media and Industry Analyst Contact:
             Cristie Lynch, 408-528-3167
             clynch@electroglas.com